UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 11, 2005

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                      DELAWARE                               000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

                                   51-0386871
                                 (IRS EMPLOYER
                              IDENTIFICATION NO.)

                                 975 SPAULDING
                                ADA, MICHIGAN
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49301
                                  (ZIP CODE)
                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (616) 940-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

=============================================================================

Item 8.01 Other Events.

McKenzie Bay International, Ltd. (the "Company") issued a press release, dated March 9, 2005 entitled-"Wind Energy Firm McKenzie Bay Announces Agreement with Sterling Planet to Sell and Market Renewable Energy Certificates".

The press release is in its entirety below:

Wind Energy Firm McKenzie Bay Announces Agreement with Sterling Planet to Sell and Market Renewable Energy Certificates

Wednesday March 9, 1:05 pm ET

MICHIGAN, March 9 /PRNewswire-FirstCall/ - McKenzie Bay International Ltd (OTCBB:MKBY - News) www.mckenziebay.com wholly owned subsidiary, WindStor Power Co., has engaged Sterling Planet Inc. www.sterlingplanet.com as a source to sell and market carbon dioxide and all other bundled environmental attributes which are expected to be generated from the production of renewable energy at WindStor(SM) installations.

Master terms and conditions for nationwide site-specific sales agreements were recently agreed upon. When installed, WindStor Power Co. wind turbines have been designed to generate renewable energy that Sterling Planet intends to sell to customers as bundled environmental attributes, commonly known as Renewable Energy Certificates (RECs), under Sterling Planet Sales Agreements.

Sterling Planet is the nation's leading retail provider of renewable energy. To date, Sterling Planet has sold to homes and businesses nationwide more than 1 billion kilowatt hours of renewable energy, representing enough energy to offset
1.5 billion pounds of carbon dioxide, a key greenhouse gas. The environmental benefit compares to not driving 1.7 billion miles or taking 132,000 cars off U.S. roads. Sterling Planet is also the nation's leader in partnering with electric utilities, businesses, colleges and non-profit organizations in the renewable energy arena. Currently, Sterling Planet has 22 utility partners nationwide, from California to Massachusetts and south to Florida. Sterling Planet's mission is to lead the migration to sustainable energy that is good for the environment, the economy, and all current and future generations.

"Everyone knows renewable energy's primary source of revenue is from the sale of electricity, and most understand that production tax credits are not a true revenue source but merely an offset against income taxes when they are tax code active. Few people realize that renewable energy's second largest source of revenue is from the sale of RECs," said Gary Westerholm, CEO and President of McKenzie Bay. "Sterling Planet's depth of experience in marketing RECs at the highest possible price is very comforting towards achieving this significant component of our revenue generation model."

McKenzie Bay is the Michigan-based owner and developer of WindStor(SM), a wind energy system designed to generate, distribute and store electricity at urban and off-grid locations with ground or rooftop mounted WindStor Wind Turbines, a proprietary 'System Integrator' and a battery.

"Sterling Planet is pleased to be named the REC marketer for WindStor Power Co.," said Mel Jones, Sterling Planet President and Chief Executive Officer. "We welcome this opportunity to help this progressive renewable energy provider, WindStor Power Co, sell and market its RECs nationwide, plus further expand our already broad portfolio of renewable energy solutions for homes and businesses nationwide."

WindStor Power Co.'s ability to contract manufacture and install WindStor(SM) is dependant upon sufficient wind power at specific sites, satisfactory resolution of all regulatory issues, approval of site plans, its ability to obtain adequate financial resources, completion of design and production of components of WindStor(SM) and negotiation of contractual terms and conditions with prospective customers.

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of entering the energy production market; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.

Contact: Richard Kaiser 800-631-8127, rich@yesinternational.com
==================================================================

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MCKENZIE BAY INTERNATIONAL, LTD.


Date:March 11, 2005

By: /s/ Gregory N. Bakeman
---------------------------
      Gregory N. Bakeman
      Chief Financial Officer,
      Treasurer and Director